Exhibit 99.2 - Joint Filer Information and Signature

Joint Filers:

1. Name:	Partners Limited
Address:	181 Bay Street, P.O. Box 762, Toronto, Canada M5J 2T3

Partners Limited

By: /s/ Loretta Corso	Date: 04/16/2013
Name: Loretta Corso
Title: Secretary